AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 15th day of November, 2016, to the Amended and Restated Custody Agreement, originally made and entered into as of June 22, 2006, and amended and restated as of May 15, 2013 (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Osterweis Funds, listed on Amended Exhibit F attached hereto (as amended from time to time), and U.S. Bank N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Osterweis Emerging Opportunity Fund and Osterweis Total Return Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit F to the Agreement is hereby superseded and replaced with Amended Exhibit F attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK, N.A.

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

11/2016	1

Amended Exhibit F
      to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund
Custody Services Fee Schedule
As of March 1, 2016

Annual Fee Based Upon Market Value Per Fund*
[ ] basis point ([ ]%) on average daily market value of all long securities and cash held in the portfolio

Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$[ ] – Book entry DTC transaction, Federal Reserve transaction
▪	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Principal paydown
▪	$[ ] – Mutual fund trade, Fed wire, margin variation Fed wire
▪	$[ ] – Physical security transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing.
▪	Sub Advised Funds - $[ ] per custody account per year
▪	$[ ] – Segregated account per year
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ] unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average. -- WAIVED
Fees are calculated pro rata and billed monthly.

11/2016	2

Amended Exhibit F (continued)
to the Professionally Managed Portfolios Amended and Restated Custody Agreement

ADDITIONAL GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at March 1, 2016**
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China"A" Shares	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China"B" Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets***	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these    markets.
** Safekeeping and transaction fees are assessed on security and currency transactions.
*** Euromarkets – Non-Eurobonds; surcharges may vary by local market.

11/2016	3

Amended Exhibit F (continued)
      to the Professionally Managed Portfolios Amended and Restated Custody Agreement

ADDITIONAL GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE (continued) at March 1, 2016

Base Fee - A monthly base charge of $[ ] per account (fund) will apply, unless no global securities are held in a given month.  If no global securities are held within a given month, the $[ ] monthly base charge will not apply for that month.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.

Miscellaneous Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, foreign exchange transactions, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges, or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Advisor's Signature not required as the fees are not being changed only the Osterweis
Emerging Opportunity Fund and Osterweis Total Return Fund are being added.

11/2016	4